UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

SUNSHINE HEART, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35312 (Commission File Number)	68-0533453 (IRS Employer Identification No.)

12988 Valley View Road

Eden Prairie, Minnesota  55344

(Address of principal executive offices) (Zip Code)

(952) 345-4200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Sunshine Heart, Inc. (the “Company”) on May 26, 2016, stockholders elected two Class III director nominees to the Company’s Board of Directors to serve three-year terms, and ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

For Proposal 1, the two nominees receiving the highest number of “FOR” votes at the annual meeting were elected as directors.  Proposal 2 required the affirmative vote of the holders of a majority of shares entitled to vote and present at the annual meeting.  The Proposals are described in detail in the Company’s definitive proxy statement filed on April 13, 2016 with the SEC.

The results of the voting are shown below.

Proposal 1—Election of Directors

Class III Nominees	Votes For	Votes Withheld	Broker Non-Votes
John L. Erb	2,676,096	116,513	11,840,712
Gregory D. Waller	2,682,594	110,015	11,840,712

Proposal 2—Ratification of Selection of Independent Registered Public Accounting Firm for 2016

Votes For	Votes Against	Votes Abstain
14,517,464	93,806	22,051

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2016	SUNSHINE HEART, INC.

	By:	/S/ CLAUDIA DRAYTON
	Name:	Claudia Drayton
	Title:	Chief Financial Officer